

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial informatino extracted from the balance sheet of CNL Income Fund II, Ltd. at December 31, 1997, and its statement of income for the year then ended and is qualified in its entirety by reference to the Form 10-K of CNL Income Fund II, Ltd. for the year ended December 31, 1997.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-01-1997
<CASH>                                       2,940,369<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                  163,831
<ALLOWANCES>                                    83,254
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      16,466,663
<DEPRECIATION>                               3,302,095
<TOTAL-ASSETS>                              19,959,059
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  19,201,649
<TOTAL-LIABILITY-AND-EQUITY>                19,959,059
<SALES>                                              0
<TOTAL-REVENUES>                             2,157,939
<CGS>                                                0
<TOTAL-COSTS>                                  570,133
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                27,965
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,639,880
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,639,880
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,639,880
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F2>Cash balance includes $2,470,175 in restricted cash.
<F1>Due to the nature of its industry, CNL Income Fund II, Ltd. has an unclassified balance sheet; therefore no values are shown above for current assets and current liabilities.

